Exhibit 99.1

Zura Bio Announces $80 Million Financing and the Licensing of Tibulizumab (ZB-106), a Potential First-in-Class anti-IL-17 and anti-BAFF Dual Antagonist for Autoimmune Diseases

▪	Licensing a potential first-in-class, anti-IL-17 and anti-BAFF dual antagonist

▪	In connection with the transaction, Zura Bio announces pricing of $80 million private placement financing

SAN DIEGO, California -- April 27, 2023 — Zura Bio Limited (Nasdaq: “ZURA”) (“Zura” or “Zura Bio”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, today announced the license from Eli Lilly and Company (“Lilly”) of tibulizumab, a potential first-in-class, anti-IL-17 and anti-BAFF dual antagonist. Following the closing, the compound will be known as ZB-106.

ZB-106 currently has clinical data from two Phase 1b studies completed in Rheumatoid Arthritis and Sjogren’s Syndrome. The safety profile to date appears to be acceptable, with no new findings relative to known IL-17 and BAFF inhibitors. Chronic toxicology studies have been completed with no adverse drug-related findings.

Zura plans to initiate a Phase 2 study for ZB-106 in Systemic Sclerosis in 2024 to be followed by a study in Hidradenitis Suppurativa.

Dr. Someit Sidhu, Chief Executive Officer and Director of Zura Bio stated, “We believe tibulizumab is a great complement to our existing multi-asset pipeline. This is the second asset Zura Bio has licensed from Lilly in less than one year. We value their continued partnership and global presence as a leader in the inflammatory disease space and are grateful for the work they have done to progress this asset to its current state. We are excited to advance ZB-106 with the potential to evolve research and impact patients across a number of inflammatory diseases.”

Private Placement Financing

In connection with the closing of the licensing transaction for ZB-106, Zura has agreed to sell an aggregate of approximately 18.8 million Class A ordinary shares, and pre-funded warrants in lieu of Class A ordinary shares, to certain accredited institutional investors in a private placement financing (the “Offering”). The Offering is expected to result in gross proceeds to Zura of approximately $80 million cash, before deducting placement agent fees and other offering expenses payable by Zura. In addition, Lilly has agreed to receive up to an aggregate of approximately $4.25 million in Class A ordinary shares in lieu of a portion of the upfront cash to be paid by Zura as consideration for the licensing transaction for ZB-106.

The Offering was led by Deep Track Capital, Great Point Partners, Suvretta Capital, and a leading life sciences-focused investment fund, alongside several additional new and existing investors.

Pursuant to the terms of the subscription agreement, each Class A ordinary share will be sold at a price of $4.25 per share and each pre-funded warrant will be sold at a price of $4.249 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.001 per Class A ordinary share. At the initial closing, investors have committed to purchase an aggregate of approximately 3.8 million Class A ordinary shares for a total of approximately $16 million in gross proceeds, excluding the shares issued to Lilly. At the second closing, expected in the second half of 2023, investors have committed to purchase an aggregate of approximately 15 million Class A ordinary shares and pre-funded warrants for an additional total of approximately $64 million in gross proceeds, subject to shareholder approval for authority to allot such shares and warrants. Upon the final closing of the Offering, Zura anticipates having $120 million in cash and cash equivalents, which it believes will be sufficient to fund its planned operating expenses and capital expenditure requirements through 2026.

Guggenheim Securities served as lead placement agent for the Offering. Raymond James also served as placement agent for the Offering.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Zura has agreed to file resale registration statements with the U.S. Securities and Exchange Commission (the “SEC”), for purposes of registering the resale of the Class A ordinary shares and pre-funded warrants issued or issuable in connection with the Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the shares under the resale registration statement will only be by means of a prospectus.

About Zura Bio

Zura Bio is a clinical-stage biotechnology company advancing immunology assets into Phase 2 development programs, including ZB-168 and torudokimab. ZB-168 is an anti IL7R α inhibitor that has the potential to impact diseases driven by IL7 and TSLP biological pathways. Zura Bio aims to develop a portfolio of therapeutic indications for ZB-168 which builds on existing Phase 1b data in Type 1 Diabetes demonstrating a favorable safety profile and strong biological rationale. Torudokimab is a fully human, high affinity monoclonal antibody that neutralizes IL33 and is currently at the Phase 2 clinical development stage.

Trademarks

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Forward Looking Statements Disclaimer

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio’s filings with the SEC, including, without limitation, the risks and uncertainties described in the Registration Statement on Form S-4, as amended (the “Registration Statement”). These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura Bio’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura Bio following its business combination (the “Business Combination”); (2) volatility in the price of Zura Bio’s securities; (3) the inability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Zura Bio to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (4) costs related to the Business Combination, subsequent financing transactions and the ongoing costs relating to operating as a public company; (5) changes in the applicable laws or regulations; (6) the possibility that Zura Bio may be adversely affected by other economic, business, and/or competitive factors; (7) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura Bio operates; (8) the impact of the global COVID-19 pandemic; (9) the potential inability of Zura Bio to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (10) the enforceability of Zura Bio’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; (11) the possibility that Zura Bio’s shareholders do not approve the terms of the Offering and failure to satisfy other customary closing conditions in connection with the Offering; and (12) other risks and uncertainties described in the Registration Statement and such other documents filed by Zura Bio from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Corporate Contact:
Kim Davis
Chief Legal Officer
Email: info@zurabio.com
Website: www.zurabio.com

Media:

Chris Wilson

Triquartista Consulting

Email: chris@trequartistaconsulting.com